UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: August 1, 2003

(Date of earliest event reported)

CLC HEALTHCARE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	1-14151	91-1895305
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

7610 N. Stemmons Freeway

Suite 500

Dallas, TX 75247

(Address of principal executive offices)

(214) 905-9033

(Registrant’s telephone number, including area code)

Item 5. — Other Events

On August 1, 2003, Centers for Long Term Care, Inc., a wholly owned subsidiary of CLC Healthcare, Inc. (CLC), entered into an at-risk management agreement with Comprehensive Consulting, Inc. The management agreement is with Comprehensive Consulting, Inc., an unrelated party to CLC and is for twenty of the Company’s nursing facilities located in Texas, Virginia, Kansas, and Iowa. The initial term is thirty days and the Company has the sole right to extend the management agreement for additional thirty-day terms.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLC HEALTHCARE, INC.

Dated:	August 7, 2003	By:	/s/ ANDREW M. KERR
Andrew M. Kerr Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Management Agreement between Centers for Long Term Care, Inc. and Comprehensive Consulting, Inc. dated August 1, 2003